Exhibit 10.1

AGREEMENT

This Agreement is entered into as of the __ day of September 2006 by and between the undersigned Investor and NeoStem, Inc. (the “Company”) a Delaware corporation with offices at 420 Lexington Avenue, Suite 450, New York, New York  10107.

WHEREAS, pursuant to the terms of an agreement with an original purchaser or purchasers (the “Original Purchaser”) who pursuant to a private placement under Regulation D promulgated under Section 4(2) and Rule 506 of the Securities Act of 1933, as amended (the “Act”) purchased from the Company a promissory note or Notes (the “Note”), convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $.001 (“Common Stock”) at the rate of $.60 per Conversion Share, subject to adjustment;

WHEREAS, the Note is scheduled to mature nine months from the date of issuance;

WHEREAS, pursuant to an Agreement with the Original Purchaser, Investor has purchased all right, title  and interest in the Note and agreed to its immediate conversion and the Company wishes to provide additional inducement for such immediate conversion.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Note.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  Amendment of Note; New Unit Warrant; immediate conversion.

The Company hereby reduces the per share conversion price for each Conversion Share from $.60 to $.44 and hereby grants to the Investor a new unit warrant (the “New Unit Warrrant”) to purchase up to 41,667 shares of Common Stock for each $25,000 in principal amount of the Note at an exercise price of $.80 per share to be represented by a separate warrant agreement issued by the Company.  By executing this Agreement, Investor hereby converts the Note.

2.  Waiver of Penalties; rights to interest.

Investor hereby waives any and all penalties, liquidated damages and rights to interest accumulated as of the date of this Letter.

3.  Investment Representations.

(i)            Investor Representation.  Investor understands that the Note, the Conversion Shares, the New Unit Warrant and the shares of Common Stock underlying the New Unit Warrant (the “Warrant Shares” and collectively, the “Securities”) are each “restricted securities” and have not been registered under the Securities Act or qualified under any applicable state securities law by reason of their issuance in a transaction that does not require registration or qualification (based in part on the accuracy of the representations and warranties of the Investor contained herein), and that such securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.  The Investor hereby agrees that the Company may insert the following or similar legend on the face of the Securities, if required in compliance with federal and state securities laws:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under the securities laws of any state.  They may not be sold, offered for sale, or hypothecated in the absence of a registration statement in effect with respect to the securities under such act or an opinion of counsel reasonably satisfactory to the company that such registration is not required pursuant to a valid exemption therefrom under the Securities Act.”

 (ii)          No Distribution.  Investor is acquiring the Securities as principal for its own account, in the ordinary course of its business, and not with a view to or for distributing or reselling such Securities or any part thereof.  Other than as provided in this Agreement, Investor has no present intention of distributing any of the Securities and has no agreement or understanding, directly or indirectly, with any other individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind (each, a “Person”) regarding the distribution of such Securities.

(iii)          Investor Status.  Investor is, and on each date on which it exercises any New Unit Warrants it will be an “Accredited Investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) under the Securities Act.  In general, an Accredited Investor is deemed to be an institution with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouse.

(iv)          Experience of Investor.  Investor, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Investor has not authorized any Person to act as his Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Act) in connection with this transaction.  Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(v)           General Solicitation.  Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(vi)          Access to Information.  The Investor and Investor’s advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities, which have been requested by the Investor. The Investor and Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received satisfactory answers to any such inquiries. Except as set forth in this Agreement, the Company has made no representation or warranty on which the Investor has relied to enter into this Agreement and acquire the Securities.

5.  No Other Changes.  Except as provided in this Agreement the terms of the Note shall remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Agreement.

NEOSTEM, INC.

By:

Name: Robin L. Smith, CEO

INVESTOR

By:

Name:

Title: